Exhibit 10.5

AGREEMENT

This agreement (this “Agreement”) is entered into as of May 24, 2007 (the “Effective Date”), by and between Sunstone Hotel Investors, Inc. (the “Company”) and Gary A. Stougaard (the “Executive”) on the terms and conditions set forth below.

1. Consideration; Potential Payment; Consulting Services

(a) In consideration of the payment described in Section 1(b) and the Executive’s continued compliance with his obligations under the Related Agreements (defined below) until October 1, 2008, and other good and valuable consideration, the sufficiency of which the parties hereby acknowledge, the parties make the agreements set forth below. The Executive acknowledges and agrees that (i) this Agreement extends the term of his obligations not to compete with and not to solicit employees of the Company and its affiliates under that certain Non-Competition Agreement, dated as of October 26, 2004, between the Company and the Executive (the “Non-Competition Agreement”) until October 1, 2008, (ii) the following consideration is in addition to anything of value to which he is or may become entitled to receive under any other plan, program policy or agreement of, or with, the Company and (iii) the agreements and obligations provided for herein are in addition to any other agreements and obligations the Executive may have with, or to, the Company (including without limitation that certain Non-Disclosure Agreement, dated as of October 26, 2004, between the Company and the Executive (the “Non-Disclosure Agreement”; and collectively with this Agreement and the Non-Competition Agreement, the “Related Agreements”), which agreements shall continue in full force and effect in accordance with their terms, other than as extended and supplemented hereby.

(b) In the event that on or prior to October 1, 2008, the Executive has not breached any of the obligations set forth in the Related Agreements (as extended by this Agreement), and subject to the provisions of Sections 1(c) and (d) below, the Executive shall be entitled to receive a single lump sum cash payment in the amount of $515,000, less applicable withholdings and deductions, as soon as practicable (but not later than ninety (90) days) after October 1, 2008.

(c) Notwithstanding anything herein to the contrary, receipt by the Executive of any payment under Section 1(b) of this Agreement is contingent upon the Executive executing the release of claims set forth in Exhibit 1 hereto on or after October 1, 2008, and failing to revoke such release during the applicable revocation period.

(d) The Executive hereby agrees he will be available for the period from the Effective Date through October 1, 2008, to provide consulting services to the Company as reasonably requested by the Company, provided that such consulting services shall only relate to matters on which the Executive worked while he was employed with the Company and shall not exceed ten (10) hours per month or be required to be performed at times which interfere with future employment or other activities of the Executive and, provided, further, that the Executive shall not be required to travel for purposes of providing such consulting services. Such consulting services will be provided by the Executive for no additional consideration.

(e) The Company and the Executive agree that notwithstanding the obligations in the Non-Competition Agreement, the Executive may acquire and/or manage, directly or indirectly,

hotel properties that were not identified as potential acquisition targets for the Company during the Executive’s employment with the Company. The foregoing, however, shall in no way change the Executive’s other obligations under the Related Agreements, including, but not limited to, refraining from disclosing and using the Company’s confidential information, non-disparagement of the Company and non-solicitation of employees.

(f) In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment, except to the extent the Company is permitted to reduce post-termination group health insurance coverage being provided to the Executive and his eligible family members in accordance with the provisions of Section 4(a)(ii) of the employment agreement, dated October 26, 2004, between the Company and the Executive.

2. Restrictions

The Executive hereby agrees that until October 1, 2008, the Executive or any Affiliate (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and regardless of whether such person is an Affiliate on the date hereof) will not, and will not cause any of his Affiliates, directly or indirectly, to (a) acquire or offer to acquire or agree to acquire from any person, directly or indirectly, by purchase or merger, through the acquisition of control of another person, by joining a partnership, limited partnership or other “group” (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise, beneficial ownership of any equity securities of the Company, or direct or indirect rights (including convertible securities) or options to acquire such beneficial ownership (or otherwise act in concert with respect to any such securities, rights or options with any person that so acquires, offers to acquire or agrees to acquire); provided, however, that no such acquisition, offer to acquire or agreement to acquire shall be deemed to occur solely due to (i) a stock split, reverse stock split, reclassification, reorganization or other transaction by the Company affecting any class of the outstanding capital stock of the Company generally, (ii) a stock dividend or other pro rata distribution by the Company to holders of its outstanding capital stock or (iii) an issuance of shares by the Company upon the exercise of options; or (b) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” to vote (as such terms are used in the Regulation 14A promulgated under the Exchange Act), become a “participant” in any “election contest” (as such terms are defined in Rule 14a-11 promulgated under the Exchange Act) or initiate, propose or otherwise solicit stockholders of the Company for the approval of any stockholder proposals, in each case with respect to the Company; or (c) form, join, in any way participate in, or encourage the formation of, a group (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company; or (d) deposit any securities of the Company into a voting trust, or subject any securities of the Company to any agreement or arrangement with respect to the voting of such securities, or other agreement or arrangement having similar effect; or (e) alone or in concert with others, seek, or encourage or support any effort, to influence or control the management, board of directors, business, policies, affairs or actions of the Company, including through the acquisition of securities of the Company; or (f) request the Company (or any directors, officers, employees or agents of the Company), directly or indirectly, to amend, waive or modify any provision of this Agreement; or (g) make any public disclosure, or take any action which could require the Company to make any public disclosure, with respect to any of the matters set forth in this Agreement.

3. Non-disparagement

As of the Effective Date and thereafter, the Executive agrees for himself and all others acting on his behalf, that he shall not, in any manner, directly or indirectly, make or publish, or assist, support, instigate or participate in the making or publication of any statement (orally or in writing) or take, assist, support, instigate or participate in any action or attempted action that would libel, slander, disparage, denigrate, ridicule or criticize the Company, any of its affiliates or any of their past or present employees, officers or directors or that would otherwise harm the reputation, goodwill or commercial interest of the Company or any of its affiliates.

4. Miscellaneous

(a) For purposes of this Agreement, (i) a “person” shall mean any individual, firm, partnership, association, corporation or other entity or group of such persons; (ii) a person shall have “beneficial ownership” of any securities as to which such person may be deemed the beneficial owner pursuant to Rule 13d-3 under the Exchange Act and shall include, without limitation, any securities such person has the right to become the beneficial owner of (whether or not such right is immediately exercisable) pursuant to any agreement, arrangement or understanding or upon the exercise of any exchange right, conversion right, option, warrant or other right; and (iii) a “share” in the Company shall mean a share of capital stock.

(b) The Executive acknowledges and agrees that irreparable damage to the Company would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such damage would not be compensable in money damages. It is accordingly agreed that the Company shall be entitled to, and the Executive agrees not to take action, directly or indirectly, in opposition to the Company’s seeking, specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, in addition to any other remedy or relief available at law or in equity.

(c) This Agreement shall be construed in accordance with and governed by the laws of the State of California (without regard to the principles of conflict of laws thereof).

(d) This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

(e) Any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefit of such obligation, covenant, agreement or condition only by a written instrument signed by such party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be effective only if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section.

(f) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h) If any provision of this Agreement shall be deemed or declared to be unenforceable, invalid or void, the same shall not impair any of the other provisions of this Agreement.

(i) To the extent that the Executive is determined to be a “specified employee” within the meaning of Section 409A(a)(2)(B) of the Internal Revenue Code of 1986, as amended, and the payment of any amount under this Agreement is subject to a six-month delay in payment, the parties hereto agree that any such payment shall be so delayed.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SUNSTONE HOTEL INVESTORS, INC.

By:
Name:
Title:

EXECUTIVE

By: Gary A Stougaard

EXHIBIT 1

GENERAL RELEASE

For a valuable consideration, the receipt and adequacy of which are hereby acknowledged, except as otherwise expressly provided herein, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Sunstone Hotel Investors, Inc., a Maryland corporation, Sunstone Hotel Partnership, LLC, a Delaware limited liability company and each of their partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasee’s right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act.

THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(A) HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

(B) HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(C) HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

Notwithstanding any provision contained herein, this Release does not release any rights which the undersigned has (A) to receive payments and benefits (i) under the Agreement entered into as of May 24, 2007, between Sunstone Hotel Investors, Inc. and the undersigned or (ii) which are described in Exhibit A hereto or (B) under the Indemnification Agreement entered into as of October 26, 2004, between Sunstone Hotel Investors, Inc. and the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Release this      day of                     , 2008.

Gary A. Stougaard

Exhibit A

Payments under Section 4(a) of Employment Agreement

(Gary Stougaard)

I.	Two Lump Sum Cash Payments:

1. Accrued Obligations: (a) earned but unpaid Base Salary, (b) Accrued Vacation and (c) Accrued Bonus as described under Section 4(a)(i) of the Employment Agreement. Base salary and vacation pay that is accrued but unpaid as of the date of termination of the Executive’s employment will be paid in accordance with California law.

2. Severance Amount Severance Amount= 1x (Base Salary + Bonus Severance Amount) Bonus Severance Amount = Lesser of: - Target Annual Bonus of 2007, or - Previous year actual bonus

Target Annual Bonus:
Estimated 2007 Earnings**	376,247.18
Target Bonus Accrual Rate =	75%

Target Annual Bonus =	282,185.39

**Projected earnings based on 26 pay periods and March 2007 pay increase.
Prior Year Bonus Paid	339,230.78

Lesser of the 2 =	282,185.39
Base Salary =	378,473.89

	660,659.28

Multiple =	1.00

Severance Amount =	660,659.28	$660,659.28

Total Severance Amount Lump Sum Payment		$660,659.28

II.	18 Months of Group Health Coverage: In accordance with Section 4(a)(ii) of the Employment Agreement.

III.	One Year’s Vesting:

Grants	Grant Date	Grant Number	Unvested Remaining Shares	Next Vesting Date Within One Year	Number of Shares Vesting Within One Year
2004 Grant	10/26/2004	92,105	55,264	10/26/2007	18,421
2006 Grant	2/9/2006	31,203	20,802	2/9/2008	10,401
2007 Grant	2/7/2007	19,680	19,680	2/7/2008	6,560

Total Shares Vesting Within One Year					35,382

IV.	Other Benefits: In accordance with Section 4(a)(iv) of the Employment Agreement.

Initial Here:

EXHIBIT B

GENERAL RELEASE

For a valuable consideration, the receipt and adequacy of which are hereby acknowledged, except as otherwise expressly provided herein, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Sunstone Hotel Investors, Inc., a Maryland corporation, Sunstone Operating Partnership, LLC, a Delaware limited liability company and each of their partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasee’s right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act.

THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(A) HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

(B) HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(C) HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

Notwithstanding any provision contained herein, this Release does not release any rights which the undersigned has (A) to receive payments and benefits (i) under the Agreement entered into as of May 24, 2007, between Sunstone Hotel Investors, Inc. and the undersigned or (ii) which are described in Exhibit A hereto or (B) under the Indemnification Agreement entered into as of October 26, 2004, between Sunstone Hotel Investors, Inc. and the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Release this      day of                     , 2007.

Gary A. Stougaard